AMENDMENT

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code

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File Number ______________

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06-02-04P04:21 RCVD

Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this *Amendment to the Articles of Incorporation* to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: VENCOR INTERNATIONAL, INC.
2. The date the following amendment(s) was adopted: MARCH 19, 2004
3. If *changing* the corporation name, the *new name* of the corporation is: ______________
4. The text of each amendment adopted (include attachment if additional space needed):

   increase authorization of shares from 100,000,000 to 200,000,000.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained *in the amendment itself:* ______________
6. Indicate the manner in which the amendment(s) was adopted (mark only one):
   - [ ] No shares have been issued or directors elected – Adopted by Incorporator(s)
   - [x] No shares have been issued but directors have been elected – Adopted by the board of directors
   - [x] Shares have been issued but shareholder action was not required – Adopted by the board of directors
   - [ ] The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders
7. Delayed effective date (if not to be effective upon filing) MARCH 24, 2004 *(not to exceed 90 days)*

Under penalties of perjury, I declare that this *Amendment of Articles of Incorporation* has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By: [signature] Title: CHIEF EXECUTIVE OFFICER

Dated this 24th day of MARCH, 20 04

Mail In: PO Box 146705
Salt Lake City, UT 84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center: (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax: (801) 530-6438
Web Site: http://www.commerce.utah.gov/cor

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed and approved on this 2 day of Apr 2004
In this office of this division and hereby issue this Certificate of thereof.
Examiner [signature] Date 4/2/04
[signature]
Kathy Berg
Division Director

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.

Revised 12/03

7833914

AMENDMENT

State of Utah
Department of Commerce
Division of Corporations and Commercial Code
I hereby certified that the foregoing has been filed
And approved on this 12 day of MAY 2003
In this office of this Division and hereby issued
This Certificate thereof.
Examiner Date 05-13-03
Kathy Berg
Division Director

EXPEDITE

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

REGAL APPAREL GROUP, INC.

David Harkham certifies that:

1. He is the President of Regal Apparel Group, Inc., a Utah corporation.

2. Article I of the Articles of Incorporation of this corporation shall be amended in its entirety to read in full as follows:

"NAME: The name of the corporation shall be Vencor International, Inc."

3. The foregoing amendment to the Articles of Incorporation has been duly approved by the Board of Directors, effective January 1, 2003, and does not require a vote by the shareholders.

The undersigned further declares under penalty of perjury under the laws of the State of Utah that the matters set forth in this certificate are true and correct of his own knowledge.

Executed at Los Angeles, California, on 3-29, 2003.

David Harkham

05-12-03P02:43 RCVD

Date: 05/13/2003
Receipt Number: 864228
Amount Paid: $373.60

Date: 05/13/2003
Receipt Number: 864117
Amount Paid: $75.00

VERIFICATION

The undersigned, David Harkham, being first duly sworn, states and represents that the undersigned is the President of Vencor International, Inc., and that the facts set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true, accurate, and complete to the best of the undersigned's knowledge and belief.

D. Harkham

David Harkham, President

10-22-99 A08:34 IN

Co#094643

State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I hereby certify that the foregoing has been filed and approved on the 22 day of Oct 19 99 in the office of this Division and hereby issue this Certificate thereof.

Examiner BS Date 11/3/99

LORENA P. RIFFO
DIVISION DIRECTOR

UTAH DIV OF CORP & UCC

'99 OCT 22 A8:34

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

David Harkham and Sean Foley certify:

1. They are the President and Secretary, respectively, of Vencor International, Inc. a Utah corporation.

2. Article I of the Articles of Incorporation of this Corporation is amended to read as follows:

CORPORATE NAME

The name of this corporation is Regal Apparel Group, Inc.

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors. This Amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation at the annual meeting of the Shareholders held July 29, 1999. The number of shares outstanding as of the date of said annual meeting was 54,676,166, all of which were entitled to vote on the Amendment to the Articles. 37,935,088 shares were voted for the name change to Regal Apparel Group, Inc., and this Amendment to the Articles of Incorporation.

10-22-99 A08:34 IN

Dated this 18 day of October, 1999

D. Harkham
David Harkham, President

Sean Foley
Sean Foley, Secretary

10-18-99 California All purpose Acknowledgement Lynn Means Notary Public

1 of 2

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of Los Angeles } ss.

On October 18, 1999 before me, Tyann Means,
Date — Name and Title of Officer (e.g., "Jane Doe, Notary Public")

personally appeared David Harkham & Sean Foley,
Name(s) of Signer(s)

☐ personally known to me
☒ proved to me on the basis of satisfactory evidence

TYANN MEANS
Commission # 1179077
Notary Public - California
Los Angeles County
My Comm. Expires Apr 9, 2002

to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Tyann Means
Signature of Notary Public

Place Notary Seal Above

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Certificate of Amendment Articles of Incorporation

Document Date: October 18, 1999 Number of Pages: 2 (two)

Signer(s) Other Than Named Above: ______

Capacity(ies) Claimed by Signer

Signer's Name: ______

☐ Individual
☐ Corporate Officer — Title(s): ______
☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other: ______

Signer Is Representing: ______

RIGHT THUMBPRINT OF SIGNER
Top of thumb here

10-22-99 A08:34 IN

C0# 094643

State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 17 day of Jan 1997 in the office of this Division and hereby issue this Certificate thereof.

Examiner ______ Date 1-17-97

Korla T. Woods
KORLA T. WOODS
Division Director

RECEIVED
JAN 17 1997
Utah Div. of Corp. & Comm. Code

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

David Harkham and Louise Althoff certify:

1. They are the President and Assistant Secretary, respectively, of Vencor International, Inc., a Utah corporation.

2. Article IV of the Articles of Incorporation of this Corporation is amended to read as follows:

> SHARES. This Corporation is authorized to issue two classes of shares, designated "Preferred Stock" and "Common Stock." The total number of shares which this Corporation shall have authority to issue is 105,000,000. The number of shares of Preferred Stock authorized to be issued is 5,000,000. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is hereby authorized to fix the number of shares of each such series and determine the designation thereof, and to determine the rights, preferences, and restrictions of such preferred stock. The number of shares of common stock authorized to be issued is 100,000,000 shares, par value of 1/10th of one cent ($0.001) per share.

3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors. This Amendment to the Articles of Incorporation was adopted by the Shareholders of the Corporation at the annual meeting of the Shareholders held June 19, 1995. The number of shares outstanding as of the date of said annual meeting was 46,058,000, all of which were entitled to vote on the Amendment to the Articles. 27,517,431 shares were voted for the increase in the authorized number of Common Shares and 53,000 shares were voted

970170007

against the increase in authorized number of Common Shares. 27,260,431 shares were voted for the issuance of 5,000,000 shares of Preferred Stock and the Amendment of the Articles of Incorporation, and 305,000 shares were voted against the issuance of such Preferred Stock and this Amendment to the Articles of Incorporation.

Dated this 16 day of January, 1997

D. Harkham

David Harkham, President

Louise Althoff

Louise Althoff, Assistant Secretary

VERIFICATION

The undersigned, David Harkham, being first duly sworn, states and represents that the undersigned is the President of Vencor International, Inc., and that the facts set forth in the foregoing Certificate of Amendment of Articles of Incorporation are true, accurate, and complete to the best of the undersigned's knowledge and belief.

D. Harkham

David Harkham, President

STATE OF CALIFORNIA)
) ss:
COUNTY OF SAN DIEGO)

On Jan. 16, 1997 before me, Stacie Coles, a Notary Public in and for said State, personally appeared DAVID HARKHAM, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

S. COLES
Comm. # 1018962
NOTARY PUBLIC - CALIFORNIA
San Diego County
My Comm. Expires Feb. 27, 1998

S. Coles

Notary Public

State of Utah
Department of Commerce
Division of Corporations and Commercial Code

I Hereby certify that the foregoing has been filed and approved on the 24 day of Mar 19 92 in the office of this Division and hereby issue this Certificate thereof.

Examiner [signature] Date 3-24-92

[signature]
Gary R. Hansen
Division Director

094643

REVISED
ARTICLES OF INCORPORATION
OF
VENCOR INTERNATIONAL, INC.

WE, THE UNDERSIGNED, the president and secretary of Vencor International, Inc., a Utah corporation, and acting pursuant to U.C.A. §16-10-60, hereby adopt the following Revised Articles of Incorporation for such corporation:

ARTICLE I

CORPORATE NAME

The name of this corporation is Vencor International, Inc.

ARTICLE II

DURATION OF CORPORATION

The corporation is to have perpetual existence.

ARTICLE III

CORPORATE PURPOSES

The general purpose and object for which this corporation is organized shall be to conduct any and all lawful business for which corporations may be organized, including, but not limited to, the following:

(a) To acquire, own, hold, improve, develop, lease, mortgage, operate, maintain, sell, dispose of, and otherwise deal with commercial real property and any equipment, fixtures, or other personal property that may be used in connection with the operation of commercial real property.

(b) To purchase, own, hold, dispose of, and otherwise deal with stock of other corporations, or interests in general or limited partnerships (as either a general or a limited partner) or joint ventures and to do every act and thing covered generally by the denomination "holding corporation"; and to direct the operations of such other entities.

(c) To do each and every thing necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein

enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either along or in conjunction with any other person, partnership (whether limited or general and whether as limited or general partners), association, joint venture, or corporation.

The foregoing paragraphs shall be construed both as objects and powers and shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is intended that the purposes, objects, and powers specified in each of the paragraphs of this ARTICLE III, CORPORATE PURPOSES, of these Articles of Incorporation shall be regarded as independent purposes, objects, and powers.

ARTICLE IV

SHARES

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares common stock, par value of one-tenth of one cent ($.001) per share. All stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call or assessment.

ARTICLE V

PREEMPTIVE RIGHTS AND NONCUMULATIVE VOTING

Shareholders shall not have preemptive rights to acquire unissued shares of the stock of this corporation.

At each election of Directors, shareholders entitled to vote at such election shall have no right to accumulate their votes; rather, each shareholder shall have as many votes as the number of such shareholder's shares.

ARTICLE VI

DIRECTORS' CONTRACTS

No contracts or other transactions between the corporation and any other trust, organization or corporation shall in any way be affected or invalidated by the fact that any of the Directors of the corporation are pecuniarily or otherwise interested in, or are

trustees, directors or officers of, such other trust, organization, or corporation.

Any Director individually, or any trust, organization, or corporation with which any Director may be associated, may be a party to or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that such Director or such trust, organization or corporation is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

Any Director of the corporation who is also a trustee, director or officer of such other trust, organization, or corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contracts or transactions with like force and effect as if such Director were not a trustee, director, or officer of such other trust, organization, or corporation, or not so interested.

ARTICLE VII

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

Directors of the corporation shall have no personal liability whatsoever to the corporation or its shareholders for monetary damages for breach of fiduciary duty, except liability:

(a) for any breach of the Director's duty of loyalty to the corporation or its shareholders;

(b) for acts or omissions by the Director not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) for actions under Utah Code Ann. Section 16-10-44 (1953, as amended) or its successor provisions; or

(d) for any transaction from which the Director derived an improper personal benefit.

ARTICLE VIII

AMENDMENT

These Revised Articles of Incorporation supersede the original Articles of Incorporation of the corporation, and all amendments to them. These Revised Articles of Incorporation were adopted by the shareholders of the corporation at the annual meeting of shareholders held November 20, 1991. The number of shares out-

standing as of the date of said annual meeting were 36,346,400, all of which were entitled to vote on these Revised Articles of Incorporation. 20,763,480 shares were voted for the Revised Articles of Incorporation, and zero shares were voted against the Revised Articles of Incorporation. These Revised Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares, nor do they effect a change in the amount of stated capital.

DATED this 6th day of February, 1992.

James F. Althoff, President

Michon C. Dowling, Secretary

VERIFICATION

The undersigned, JAMES F. ALTHOFF, being first duly sworn, states and represents that the undersigned is the President of VENCOR INTERNATIONAL, INC., and that the facts set forth in the foregoing Revised Articles of Incorporation are true, accurate, and complete to the best of the undersigned's knowledge and belief.

James F. Althoff, President

STATE OF CALIFORNIA)
:ss.
COUNTY OF San Diego)

SUBSCRIBED and sworn to before me this 6th day of February, 1992.

OFFICIAL NOTARY SEAL
TAMMY J. BENITEZ
Notary Public — California
SAN DIEGO COUNTY
My Comm. Expires OCT 31,1995

NOTARY PUBLIC
Residing at: San Diego, Ca

My commission expires:
October 31, 1995

W6/AAInh

94643

APPROVED by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 14 day of March A.D. 1986

Corporate Documents Examiner LM.

Fees paid $ 35.00

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

BLUE RIDGE, INC.

Pursuant to the provision of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

FIRST: The name of the corporation is BLUE RIDGE, INC.

SECOND: The following amendment to the Articles of Incorporation of Blue Ridge, Inc. was duly adopted by the shareholders of the corporation at a meeting held March 14, 1986, in the manner prescribed by the Utah Business Corporation Act, to-wit:

ARTICLE I - NAME

The name of this corporation is Vencor International, Inc.

THIRD: The number of shares of the corporation outstanding at the time of the adoption of such amendment was 3,665,000 and the number entitled to vote thereon was 3,665,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common	3,665,000

FIFTH: The number of shares voted for such amendment was 2,273,160 with -0- opposing and -0- abstaining.

SIXTH: This amendment does not provide for any exchange, reclassification of cancellation of issued shares.

SEVENTH: This amendment does not effect a change in the stated capital of the corporation as set forth above.

IN WITNESS WHEREOF, the undersigned President and Secretary, having been thereunto duly authorized have executed the foregoing Articles of Amendment for the corporation 14th day of March, 1986.

BLUE RIDGE, INC.

By ______________________
President

Attest:

____
Secretary

State of Utah)
) ss.
County of Salt Lake)

Subscribed and sworn to before me this 14th day of March, 1986.

____

My Commission Expires: 3/21/86
Residing at Salt Lake City

CONSENT TO USE OF NAME

Vencor Corporation, a Utah Corporation, hereby consents to the use of the name Vencor International, Inc. by that corporation currently called Blue Ridge, Inc.

DATED March 14, 1986.

VENCOR CORPORATION

By [signature]
Culley W. Davis, President

FROM Malout, Matout, Jenkins
150 East 200 North
Logan, Ut 84321

PARCEL POST • CONTENTS: MERCHANDISE • RETURN REQUESTED

FILED in the office of the Lieutenant Governor of the State of Utah on the 30th day of September A.D. 1981
DAVID S. MONSON
Lieutenant Governor
Filing Clerk ___ Fees 50.00

94643

1981 SEP 30 PM 3:13

ARTICLES OF INCORPORATION
OF
BLUE RIDGE, INC.

WE, THE UNDERSIGNED natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I - NAME

The name of this corporation is Blue Ridge, Inc.

ARTICLE II - DURATION

The duration of this corporation is perpetual.

ARTICLE III - PURPOSES

The purpose or purposes for which this corporation is organized are:

a. To acquire, breed, raise and race top quality race horses and to engage in all aspects of the racing and livestock industry.

b. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies or instrumentalities thereof; to make payment therefore in any lawful manner or to issue in exchange therefore its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

c. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjuction with any other person, association or corporation.

d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

ARTICLE IV - CAPITAL STRUCTURE

The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares par $.001. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The board of directors is authorized to establish other stock classes than common, to convert treasury or unissued shares to other classes, and to fix and determine the relative rights with respect to shares in each class.

ARTICLE V - AMENDMENT

These Articles of Incorporation may be amended by the affirmative vote of 50% of the shares entitled to vote on each such amendment.

ARTICLE VI - SHAREHOLDER RIGHTS

The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation unless specifically granted by the Board.

At each election of Directors, every shareholder entitled to vote at such election shall have the right to accumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE VII - COMMENCING BUSINESS

This corporation will not commence business until consideration of a value of at least $1,000.00 has been received for the issuance of shares.

ARTICLE VIII - INITIAL OFFICE AND AGENT

The address of this corporation's initial registered office is 66 North Center, Newton, Utah 84327 and the name of its original registered agent is Kim Douglas Haws.

ARTICLE IX - DIRECTORS

The name of Directors constituting the intital Board of Directors of this corporation are:

Kim Douglas Haws
1019 East 2950 North
North Ogden, Utah 84404

Harlow R. Griffin
55 West 100 North
Newton, Utah 84327

Margaret R. Griffin
66 North Center
Newton, Utah 84327

Directors need not be stockholders. The total number of Directors authorized to serve at any time shall be as fixed from time to time by the By-Laws of the corporation. The Directors are to serve until the first annual meeting of stockholders, or until their successors are elected and qualify.

ARTICLE X - INCORPORATORS

The name and address of each Incorporator is:

Kim Douglas Haws
1019 East 2950 North
North Ogden, Utah 84404

Harlow R. Griffin
55 West 100 North
Newton, Utah 84327

Margaret R. Griffin
66 North Center
Newton, Utah 84327

ARTICLE XI

COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors of committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

DATED this 31 day of August, 1981.

Kim Douglas Haws

Kim Douglas Haws

Harlow R. Griffin

Harlow R. Griffin

Margaret R. Griffin

Margaret R. Griffin

STATE OF UTAH)
) ss.
COUNTY OF)

I, Raymond N. Malouf, a Notary Public, hereby certify that on the 31 day of August, 1981, Kim Douglas Haws, Harlow R. Griffin and Margaret R. Griffin personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

DATED this 31 day of August, 1981.

[signature]
NOTARY PUBLIC
Residing at: Logan

My Commission Expires:

May 20, 1984